Exhibit 10.1

Esports Entertainment Group, Inc.

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

November ___, 2019

VIA ELECTRONIC MAIL

Re: Waiver Letter – Securities Purchase Agreement and related documents

You are being sent this letter (this “Letter Agreement”) as an investor (“Investor”) in the November 2018 bridge offering (the “Offering”) conducted by Esports Entertainment Group, Inc. (the “Company”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), whereby the Company sold 5% Senior Convertible Notes (the “Notes”) and warrants to purchase common stock of the Company (the “Warrants” and together with the Securities Purchase Agreement and the Notes, the “Offering Documents”).

Pursuant to waiver agreements executed and delivered in July, 2019 (the “July Waiver Agreement”), all Investors in the Offering agreed to, inter alia: (i) allow the Company to raise additional capital in an amount up to $1,000,000, in a new offering of notes and warrants having terms not more favorable to investors than those of the Offering (the “New Offering”) and ii) waive compliance with certain items and potential defaults as described therein.

As you are aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $11,500,000 (the “Underwritten Offering”) and list its securities onto the NASDAQ (the “Uplisting”). The Company has filed a registration statement on Form S-1 (the “Registration Statement”) related to the Underwritten Offering which is being led by Maxim Group LLC and Joseph Gunnar & Co (together the “Underwriters”). The Company believes that the Underwritten Offering and Uplisting are in the best interests of our Company and its stockholders. If the Company’s securities are listed on NASDAQ, the Company believes that the liquidity in the trading of our Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of its Common Stock to a broader range of investors.

In order to facilitate a successful Underwritten Offering and Uplisting, all Investors in the Offering are being requested to (i) extend the Maturity Date of the Notes to February 14, 2020 (the “Maturity Date Extension”) and (ii) waive through the date hereof any and all defaults known or unknown with respect to the Company’s compliance with any covenant or agreement contained in any of the Offering Documents (the “Waiver”). The Maturity Date Extension and Waiver are collectively referred to herein as the “Extension and Waiver”).

In consideration for your entering into this Letter Agreement and agreeing to the Extension and Waiver, the Company has agreed to issue to each Investor an additional Warrant (the “Additional Warrant”) to purchase such number of shares of the Company’s Common Stock equal to 5% of the Warrant Shares initially issuable to such Investor under the Warrant issued to such Investor in the Offering. The Additional Warrant shall have an exercise price of $0.75 per share and shall be in form substantially the same as the Warrants issued in the Offering, provided that no cashless provision, ratchet provision or piggyback registration provisions shall be contained in the Additional Warrants.

By your execution below, this Letter Agreement shall serve as written confirmation that you have agreed to the Waiver and Extension contained herein.

This Letter Agreement and any and all exhibits hereto contain the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed and have exclusive jurisdiction as provided under Section 5.10 of the Securities Purchase Agreement. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. By your execution below, you are confirming that you have had the opportunity to review this Letter Agreement with your counsel

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

ESPORTS ENTERTAINMENT GROUP, INC.

By:
Grant Johnson
Chief Executive Officer

ACCEPTED AND AGREED:

INVESTOR:

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Name of Investor	Name of Investor

Signature of Investor	Signature of Authorized Person

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